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                                  EXHIBIT 23.3
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) and related Prospectus of HealthAxis Inc. pertaining to 6,584,315 shares of HealthAxis Inc.'s common stock issuable in connection with the Insurdata Incorporated 1999 Stock Option Plan and the HealthAxis.com Inc. Amended and Restated 1998 Stock Option Plan, of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated and Subsidiaries included in the Current Report as amended (Form 8-K/A No. 000-13591) of HealthAxis Inc. dated April 20, 2000 filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young, LLP


Dallas, TX
January 26, 2001